Exhibit 10.2





                                 Amendment No. 1


                                       To


                          THE CONSOLIDATED EDISON, INC.
                               STOCK PURCHASE PLAN



                             Effective April 8, 2002










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                            CONSOLIDATED EDISON, INC.


      Pursuant to the resolution adopted by the Board of Directors of Consolidated Edison, Inc., at a meeting duly held on January 17, 2002, the undersigned hereby approves the amendments set forth below to the Consolidated Edison, Inc., Stock Purchase Plan effective April 8, 2002:

1. Article 1, Definitions, is amended as follows:
   Paragraph (1) is amended, by adding "or the Company" after "Agent" and by changing "4(a), 4(b), and 4(c)" to "5(a), 5(b), and 5(d)".

   Paragraph (q) is amended by replacing the entire paragraph with the following:
    (q) "Shares" means shares of Common Stock of the Company whether newly issued by or purchased directly from the Company, or purchased on any securities exchange on which shares of Common Stock are traded, in the over-the-counter market or in negotiated transactions with parties not affiliated with the Company, and includes both full and fractional Shares unless otherwise specified.

    Paragraph (r) is amended by replacing the entire paragraph with the following:
     (r)   "Share Price" depends on the source of the Shares.

a. For Shares purchased other than from the Company the Share Price means the weighted average cost, exclusive of brokerage commissions and other expenses of purchase, of all Shares purchased by the Agent during the Purchase Period pursuant to Article 5.

b. For Shares newly issued by or purchased directly from the Company, purchases shall be made on Employees' payroll dates, the dates dividends are reinvested, and the dates the Agent receives cash contributions. The stock price assigned to these purchase dates will be the average of the high and low prices at which Shares were traded on the New York Stock Exchange Composite Transactions on the trading day immediately preceding such purchase dates. The Share Price is the weighted average, exclusive of brokerage commissions and other expenses of purchase, of all Shares purchased during the Purchase Period pursuant to Article 5.

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2.   Article  3,  Means of  Payment  of  Employee  Contributions  is  amended as follows: Paragraph (a) is revised by inserting "For Shares purchased other than from the Company," before "The Employer" in the last sentence.

     Paragraph (a) is further revised by adding the following to the end of the paragraph:

                  For Shares newly issued by or purchased directly from the Company, the Employer and any Participating Employer shall pay over the amount of each payroll deduction so authorized to the Company, for the purchase of Shares for the Employee, within five business days after the date such amount would otherwise have been payable to such Employee. As promptly as practicable after the last day of the Purchase Period, the Company shall cause the maximum number of whole Shares to be newly issued by or purchased from the Company based on the Share Price as determined by the Agent in accordance with Article 5 (c), and will cause these Shares to be sent to the Agent to be allocated to the Employees' accounts.
      .
            Paragraph (b) is changed by adding ", either from the Company or by the Agent" after "purchase" in the fifth line.

            Paragraph (c) is changed by adding ", either from the Company or by the Agent" after "purchase" in the third line.

            Paragraph (d) is changed by adding ", the Company" after "Participating Employer".

3.   Article 5, Purchase of Shares, is amended as follows:
     By replacing Paragraphs (a) and (b) in their entirety with the following:

(a) For Shares Purchased by the Agent - As and when Investment Funds are received by it, the Agent shall promptly apply the same to the purchase, in one or more transactions, of the maximum number of whole Shares obtainable at then prevailing prices, exclusive of brokerage commissions and other expenses of purchase. Such purchases may be made from the Company, on any securities exchange where Shares are traded, in the over-the-counter market, or in negotiated transactions. Shares purchased other than from the Company may be on such terms as to price, delivery and otherwise as the Agent may determine to be in the best interest of the Employees participating in the Plan. The Agent shall complete such purchases as

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     soon as practical after receipt of such funds, having  due  regard for any applicable requirements of law affecting the timing or manner of such purchases. If, for any reason, the Agent is unable, on or before the last day of any Purchase Period, to apply all Investment Funds received by it during such Purchase Period, then any such Investment Funds remaining in any Account at the end of such Purchase shall be held by the Agent and applied as soon as practical in a subsequent Purchase Period or Periods.

(b) For Shares Purchased from the Company - As and when Investment Funds are received by it, the Company shall, as soon as practicable after the receipt of such funds, notify the Agent of the amount received so the Agent can allocate such amount to the account of each participant. The Agent shall determine the Purchase Price of all Shares purchased during the Purchase Period in accordance with Article 5 (c). As soon as practicable after the last day of the Purchase Period, the Company shall cause the maximum number of whole Shares to be newly issued by or purchased from the Company based on the Share Price as determined by the Agent and will cause these Shares to be sent to the Agent to be allocated to the participants' accounts. Any Investment Funds remaining with the Company at the end of such Purchase Period shall be held by the Company and applied as soon as practical in a subsequent Purchase Period or Periods.

     By renaming paragraph "(c)" as paragraph "(d)" and by adding "(a) and" after "Article 5" in the first line and by adding "or (b)" after "Article 5(a)" in the fourth line.

     By adding a new paragraph (c) as follows:

(c) The price to participants for Shares purchased will depend on the source of the Shares.

     If the Shares are newly issued or purchased from the Company, purchases shall be made on the Employees' payroll dates, the dates dividends are reinvested, and the dates the Agent receives cash contributions. The price assigned to these purchase dates will be the average of the high and low prices at which Shares were traded on the New York Stock Exchange Composite Transactions on the trading day immediately preceding the purchase dates. The Share Price is the weighted average price, exclusive of brokerage commissions and other expenses of purchase, of all Shares purchased during the Purchase Period.

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     If the Shares are purchased other than from the Company, the purchase price per share shall be the weighted average cost, exclusive of brokerage commissions and other expenses of purchase, of all Shares purchased by the Agent during the Purchase Period.

     By renaming paragraph "(d)" as paragraph "(e)" and replacing "shares" with "Shares" in the fourth line and changing "Article 5(a) and 5(b)" to read "Article 5(a), 5(b) and 5(c)." at the end of the sentence.

4. Article 6, Custody of Shares; Distribution from Accounts, is amended, as follows:

     By renaming subparagraphs "(v)", "(vi)", and "(vii)" as subparagraphs "(vi)", "(vii)" and "(viii)" respectively, and by adding a new subparagraph (v) to read as follows:

(v)  whether the shares were purchased from the Company or from another source,

     By changing subparagraph (i) of paragraph (e) by replacing "Article 5(c)" with "Article (5(d)".

5. Paragraph (a) of Article 7, Termination of Status as Employee, Leave of Absence is amended, by replacing "Article 5(c)" with "Article 5(d)" at the end of the paragraph.

6. Article 11. Administration, Operation and General Provisions, is amended as follows: Paragraph (c) is amended by adding the words "or the Company" after the word "Agent" in the fourth, seventh and eleventh lines of the paragraph.

      Subparagraph (i) of paragraph (d) is amended by replacing "shares" with "Shares" in the ninth line.

7.    APPENDIX A is amended as follows:

      By adding the words "or the Company" after the word "Agent" in the first and fourth lines of paragraph (b).

      By adding the words "or the Company" after the word "Agent" in the fourth line of paragraph (c).

      By adding the words " or the Company" after the word "Agent" in the seventh line of paragraph (d).

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8. APPENDIX B is amended by adding the following after paragraph (d):

  (e) Consolidated Edison Solutions, Inc. has become a Participating Employer in the Plan effective as of September 1, 1997, and has determined to make contributions on behalf of its Employees.

  (f) Consolidated Edison Communications, Inc. has become a Participating Employer in the Plan effective as of August 1, 2001, and has determined to make contributions on behalf of its Employees.


            IN WITNESS WHEREOF, the undersigned has executed this instrument this 18th day of April 2002.

                                      /s/ Robert P. Stelben
                                          Robert P. Stelben
                                          Vice President and Treasurer
                                          Consolidated Edison, Inc.